Sales and Marketing Agency Agreement

This letter of agreement is between Power Grow System Ltd., (the “Company”) doing business at 108, 1533 Broadway St. Coquitlam, B.C and C&CB Concept & Communication Business Inc., (the “Contractor”) doing business at 303, 2135 Argyle Ave., West Vancouver, BC. The Company and the Contractor wish to enter into this exclusive Sales and Marketing Agency Agreement for the global sales and marketing of the Company’s hydroponics plant growing equipment.

It is understood, agreed and relied upon that the contractor, in the performance of his duties and responsibilities described herein, will engage the services of Jason Bleuler (the “Agent”), and others when necessary, to act exclusively as the Sales Representative to market the Company’s hydroponics plant growing equipment.

Duties and Responsibilities of the Contractor:

1.
On an exclusive basis, sell the Company’s hydroponics plant growing equipment units within pricing parameters and timetables established by the Company. All sales, organizational and marketing activities, will be carried out according to Company’s policy and strategy.

2.	Hire additional sales representatives, when and if required and with the Company’s prior approval assist all sales representatives in the performance of their duties.
3.	Generate and maintain qualified leads from local and international relevant associations, magazines, trade organizations and existing personal data.
4.
Maintain accurate data of leads generating, sales and marketing activities and provide reports to the company and its General Manager on a monthly basis regarding marketing progress as well as consult with company’s officials on sales and marketing strategies.

5.	Maintain communication with other company’s departments, i. e.: research and development, manufacturing, shipping, administration, accounting, etc. to insure smooth flow and exchange of information.
6.
Devote sufficient time to the Business of the company and, when necessary, work additional hours for the performance of the services described herein. The contractor and the agent, as a representatives for the company, shall provide the services in a proper, loyal, diligent, efficient, professional manner and, at all times, shall use their best efforts to maintain and promote the best interest of the company.

7.	During the Term of the Agreement the Contractor will act as President, Chief Executive Officer and Director of the Company.

Terms of the Agreement:

1.
Duration of this agreement shall be for a period of three years commencing on the 1st day of January 2003 and terminating on the 30tht day of Jan 2006. On the date of termination, the parties to this agreement will have the option to renew this agreement, for an additional six months, according to the same terms and conditions described herein, or as they may be renegotiated by both parties to the agreement.

(2)

2.
The agreement may be terminated by either party, with cause, at any time or in the event the Contractor breach the terms and conditions described herein during the entire duration of the agreement by giving 30 days written notice.

Compensation:

1.	Compensation for the contractor services shall be CDN $4,500 a month, commencing on the effective date of this agreement and paid at the end of each month for the duration of the agreement
2.
Additionally, the Company will provide the contractor with a Leased Vehicle and reimburse the contractor for any reasonable expenses, relating to telephone, travel, courier incurred by him during the performance of his duties. Invoices for these expenses shall be submitted to the company on a monthly basis.

General conditions:

1.	This agreement evidences the entire agreement between the parties and cannot be changed, modified or altered without the written consent by both parties.
2.	This agreement shall inure for the benefit of both the undersigned parties and shall be governed and construed in accordance with the laws of the province of British Columbia

Signed, sealed and delivered on the 1st day of January 2003.

By:

Per: “Nick Brusatore”
Power Grow System Ltd.

Per: “Jason Bleuler”
C&CB Concept & Communication Business Inc.

“Jason Bleuler”
Jason Bleuler